Exhibit 10.6

Dated 8 March 2019	2019

NOVA MINERALS LTD [ACN 006 690 348]

-and-

SNOW LAKE RESOURCES LTD [BN #864825021]

-and-

MANITOBA MINERALS PTY LTD [ACN 612 337 881]

SALE OF SHARES AGREEMENT

QUINERT RODDA & ASSOCIATES PTY LTD

Level 6, 400 Collins Street

Melbourne, Victoria, 3000, Australia

PO Box 16109 Collins Street West, Victoria, 8007, Australia

Phone: +61 3 8692 9000

Fax: +61 3 8692 9040

Ref: 191071CLM

SALE OF SHARES AGREEMENT

THIS AGREEMENT (“this Agreement”) is made on		2019

BETWEEN:	NOVA MINERALS LTD [ACN 006 690 348] of Level 17, 500 Collins Street,
Melbourne, Victoria, 3000, Australia

(“the Vendor”)

AND:	SNOW LAKE RESOURCES LTD [BN #864825021] Suite 2200-201 Partage Ave,
Winnipeg, R3B, 3L3, Canada

(“the Purchaser”)

AND:	MANITOBA MINERALS PTY LTD [ACN 612 337 881] of Level 17, 500 Collins Street,
Melbourne, Victoria, 3000, Australia

(“the Company”)

RECITALS:

A.	The Vendor is an Australian publicly listed company and the registered holder of 100% of the Sale Shares in the Company, as set out in Part A of Schedule One.

B.	The Purchaser is a Canadian company.

C.	The Vendor has agreed to sell and transfer all of the Sale Shares to the Purchaser and the Purchaser has agreed to purchase all of the Sale Shares, on and subject to the terms and conditions of this Agreement.

D.	The parties now wish to record the terms of their agreement and their respective rights and obligations thereunder.

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, unless the context indicates and permits otherwise:

“Act” means the Corporations Act 2001 (Cth).

“Agreement” means this agreement.

“Assets” means all the assets of the Company and includes (without limitation) cash at bank.

“Associated Person” means:

(a)	in relation to a body corporate, any ‘related entity’ as that term is defined in the Act;

(b)	in relation to a natural person, any spouse or relative by blood or adoption of that person or that person’s spouse; and

(c)	any person who is an Associated Person by reason of paragraph (b) above of a director or substantial shareholder as referred to in (a) above.

“ASX” means ASX Limited [ACN 008 624 691] and its relevant subsidiaries.

“Business Day” means a day other than a Saturday, Sunday or public holiday in Melbourne, Victoria, Australia.

“Business Record” means all current books of account, accounts, records and data however recorded and all other documents and stationery relating to the Company’s business.

“Canadian Income Tax Act” means the Income Tax Act (Canada), as amended.

“Claim” means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

“Certificate of Compliance” means a certificate issued by the Minister of National Revenue (Canada) pursuant to subsection 116(4) of the Canadian Income Tax Act in respect of the sale by the Vendor of the Sale Shares to the Purchaser, which certificate shall specify a certificate limit not less than the Purchase Price herein so as to permit the purchase and sale of the Sale Shares to occur without liability to the Purchaser to withhold and remit tax pursuant to subsection 116(5) of the Canadian Income Tax Act.

“Completion” means the completion of the sale of the Sale Shares to the Purchaser and the performance of the matters described in clause 4 on the Completion Date.

“Completion Date” means the third Business Day following the receipt by the Vendor of the Certificate of Compliance.

“Confidential Information” means all information relating to the Company or its business or the Assets, whether verbal or recorded on paper or by electronic means including information relating to the business plans and proposals that are not public information but excludes information which the Purchaser is required to disclose to the ASX, its members or to satisfy the Act requirements of disclosure including those relating to a prospectus and information which is or subsequently becomes known or generally available to the public otherwise than in consequence of a breach of this Agreement.

“Directors” means the current directors of the Company as set out in Part B of Schedule 1.

“Duty” means any stamp, transaction or registration duty or similar charge imposed by any Governmental Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax.

“Effective Date” means the date that this Agreement (or a counterpart) is last executed and delivered by each of the parties hereto;

“Encumbrances” means any mortgage, charge (whether fixed or floating), pledge, lien (including without limitation any unpaid Vendor’s lien or similar), option, hypothecation, title retention or conditional sale agreement, lease, hire or hire purchase agreement, restriction as to transfer, use or possession, easement, subordination to any right of any other person, caveat and any other encumbrance or security interest.

“Governmental Agency” means any government, government department, or governmental, semi-governmental or judicial body or authority or person charged with the administration of any applicable law;

“Law” includes:

(a)	any law, regulation, authorisation, ruling, judgment, order or decree of any Governmental Agency; and

(b)	any statute, regulation, proclamation, ordinance or by-law in:

(i)	Australia; or

(ii)	any other jurisdiction.

“Loss” means any cost, damages, debt, expense, liability or loss and includes Taxes and Duties.

“Purchase Price” means the total amount payable by the Purchaser to the Vendor for the purchase of the Sale Shares as set out in clause 3.

“Sale Shares” means all of the Vendor’s fully paid ordinary shares in the capital of the Company, set out in Part A of Schedule One.

“Tax” means a tax, levy, charge, impost, free or withholding tax of any nature, including, without limitation, any goods and services tax (including GST), value added tax or consumption tax, which is assessed, levied, imposed or collected by a Government Agency, except where the context requires otherwise. This includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed in addition to those amounts, but excludes Duty.

“Vendor’s Warranties” means the warranties, representations and indemnities provided by the Vendor who executes this Agreement, as set out in Schedule Two.

1.2	General

In this Agreement, unless the context indicates and permits otherwise:

(a)	a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, that legislation or legislative provision;

(b)	the singular includes the plural and vice versa;

(c)	a reference to any individual or person includes a corporation, partnership, joint venture, association, authority, trust, state, government or Governmental Agency and vice versa;

(d)	a reference to the Company includes its subsidiaries except when referring to shares of the Company;

(e)	a reference to any gender includes all genders;

(f)	a reference to a recital, clause, schedule, annexure or exhibit is to a recital, clause, schedule, annexure, or exhibit of or to this Agreement;

(g)	a recital, schedule, annexure or a description of the parties forms part of this Agreement;

(h)	a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

(i)	a reference to any party to this Agreement, or any other document or arrangement, includes that party’s executors, administrators, substitutes, successors and permitted assigns;

(j)	if a party to this Agreement is named or referred to in this Agreement in a particular capacity and/or in more than one capacity, that party executes this Agreement in its personal capacity, and each capacity or capacities in which it is named or referred to;

(k)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(l)	the word “include” and other words of similar meaning are to be interpreted and applied as not implying any limitation to or by the words which follow;

(m)	“writing” includes typewriting, printing, lithography, photography and other modes of representing or reproducing words in a visible form and “written” has a corresponding meaning;

(n)	a reference to a bankruptcy or winding up includes bankruptcy, winding up, liquidation, dissolution, becoming an insolvent under administration (as defined in the Corporations Act), being subject to administration and the occurrence of anything analogous or having a substantially similar effect to any of those conditions or matters under the law of any applicable jurisdiction, and to the procedures, circumstances and events which constitute any of those conditions or matters;

(o)	where an expression is defined anywhere in this Agreement, it has the same meaning throughout;

(p)	a reference to “dollars” or “$” is to an amount in Australian currency;

(q)	unless stated otherwise in this Agreement, a reference in this Agreement to “Directors” is a reference to each of the Directors listed in Part B of Schedule One jointly and severally, and is not affected by the person resigning, ceasing to hold office as a director or not being a director, whether before or after the Effective Date.

1.3	Headings

In this Agreement:

(a)	clause headings are for convenience of reference only and do not affect interpretation; and

(b)	headings of or in schedules form part of the applicable schedule and are not merely for convenience.

1.4	Business Days

If the day on or by which a person must do something under this Agreement is not a Business Day:

(a)	if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(b)	in any other case, the person must do it on or by the previous Business Day.

2.	AGREEMENT TO SELL AND BUY THE SALE SHARES

2.1	The Vendor agrees to sell and the Purchaser agrees to purchase the Sale Shares on the Completion Date for the Purchase Price free from all Encumbrances.

2.2	If applicable, the Vendor and the Company must take all necessary steps and sign all necessary documents to obtain the consent from any parties that are beneficially entitled to the Sale Shares, and any person as may be necessary or desirable to permit the transfer of the legal and beneficial title to the Sale Shares to the Purchaser.

3.	CONSIDERATION

3.1	The Purchase Price which will be payable to the Vendor on Completion for the Sale Shares is the Sum of one million one hundred and eighty-nine thousand one hundred and nine dollars and ninety cents ($1,189,109.80) which will be satisfied by the Purchaser issuing 47,999,900 of its common shares to the Vendor at a deemed subscription price of 2.477 cents per share. The Purchaser shall add the Canadian dollar equivalent of AUD $1,189,109.90 as at the Completion Date to the stated capital account maintained with respect to its common shares.

3.2	The Purchaser and the Vendor agree that if the Canada Revenue Agency (or any other Governmental Agency of competent jurisdiction) should:

(a)	determine that the fair market value of the Sale Shares is greater than the $1,189,109.90 amount specified in Section 3.1 hereof as such fair market value, the amount by which such fair market value as so determined exceeds such $1,189,109.90 amount shall, without the need for any further act or formality, be treated as an increase in that amount to the Purchase Price and such increase shall be paid and satisfied as follows:

(i)	by the Purchaser delivering to the Vendor that number of additional fully paid and non-assessable common] shares in the capital of the Purchaser as have a value equal to the amount of such increase (which value shall be determined as at the last day of the calendar month immediately preceding the calendar month in which such additional number of shares are to be delivered); or

(ii)	in such other manner as the Vendor and the Purchaser shall mutually agree upon; or

(b)	determine that the fair market value of the Sale Shares is less than the $1,189,109.90 amount specified in Section 3.1 hereof as such fair market value, the amount by which such $1,189,109.90 amount exceeds such fair market value as so determined shall, without the need for any further act or formality, be treated as a decrease in that amount to the Purchase Price and such decrease shall be paid and satisfied as follows:

(i)	by the Vendor delivering to the Purchaser, for cancellation, that number of the common shares in the capital of the Purchaser as have a value equal to the amount of such decrease (which value shall be determined as at the last day of the calendar month immediately preceding the calendar month in which such additional number of shares are to be delivered); or

(ii)	in such other manner as the Vendor and the Purchaser shall mutually agree upon;

provided that and notwithstanding the foregoing, the Vendor and the Purchaser shall each have the right to appeal any such determination which may be so made by such Governmental Agency and the amount of the Purchase Price shall not be adjusted in accordance with the preceding provisions of this Section 3.2 until such appeal has been finally determined either by agreement or by a Court of competent jurisdiction with all rights of appeal exhausted or abandoned by the Vendor, the Purchaser and such Governmental Agency.

4.	COMPLETION

4.1	Completion will take place at on the Completion Date at the offices of the Company (or another time and place agreed by the Purchaser and the Vendor in writing). Completion may be effected by the parties providing documents electronically and confirming bank transfers have been validly initiated, with originals and bank confirmation to follow the next Business Day.

4.2	The Parties enter into this Agreement on the assumption that there will be no change to the director/s, secretary and public officers of the Company. If the Purchaser wishes to change the director/s, secretary and/or public officers of the Company, the Purchaser shall provide written notice to the Vendor before Completion setting out details of:

(a)	the persons who will be appointed as the new director/s, secretary and public officers of the Company from Completion together with original signed consents to act of such persons;

(b)	the persons who will be required to resign as director/s, secretary and public officers of the Company;

(c)	if applicable, the proposed new registered office from Completion; and

(d)	the proposed changes from Completion to the signatories of any bank account maintained by the Company, and provide specimen signatures of new signatories.

4.3	On or before the Completion Date:

(a)	the Vendor shall deliver or cause to be delivered to the Purchaser:

(i)	all share certificates in respect of the Vendor’s Sale Shares (or evidence of the loss or destruction of the share certificates to the reasonable satisfaction of the Purchaser);

(ii)	instruments of transfer for all of the Vendor’s Sale Shares duly completed and executed by the Vendor naming the Purchaser as transferee, substantially in the form annexed to this Agreement as Annexure A;

(iii)	if applicable, duly stamped declarations of trust from any person for whom the Vendor holds its Sale Shares on trust, being declarations evidencing that trust and the authority of the Vendor to deliver its Sale Shares at Completion;

(iv)	any other document which the Purchaser reasonably requires to obtain good title to the Vendor’s Sale Shares and to enable the transfer of the Vendor’s Sale Shares to the Purchaser including any power of attorney under which any document delivered under this Agreement has been signed; and

(v)	the Certificate of Compliance.

(b)	the Vendor shall deliver or cause to be delivered to the Purchaser:

(i)	the minute books and other records of meetings or resolutions of members and directors of the Company or of any trust of which the Company is trustee;

(ii)	all registers of the Company (including the register of members, register of options, register of charges, registers of officeholders) all in proper order and condition and fully entered up to the Completion Date;

(iii)	all financial records, cheque books, financial and accounting books and records, copies of taxation returns and assessments, mortgages, leases, agreements, insurance policies, title documents, licences, indicia of title, certificates and all other records, papers, books and documents of the Company;

(iv)	confirmation that all electronic banking access, other than EFTPOS for receipts and refunds, has been suspended subject to and effective from Completion;

(v)	a duly completed authority for the alteration of the signatories of each bank account of the Company in the manner required by the Company’s bankers;

(vi)	all passwords, PINS (personal or merchant identification numbers), access codes, combinations, keys or similar items or information necessary for the operation of any electronic transactions, programs, computers, alarms, software, access points or otherwise being necessary for the operation of the Company’s business;

(vii)	all permits, licences and other documents issued to the Company under any legislation or ordinance relating to its business;

(viii)	the written resignations by such persons as the Purchaser notifies to the Vendor under clause 4.2(b) who are to resign as directors, secretaries and public officers of the Company;

(c)	the Vendor shall ensure that duly convened meetings of the board of the Company are held and that at those meetings (as applicable) the board approves with effect from Completion:

(i)	the transfer and the registration (subject to payment of any stamp duty) of the transfer of the Sale Shares, the issue of a new share certificate for the Sale Shares in the name of the Purchaser or its nominee and the cancellation of the existing share certificates in respect of the Sale Shares (if share certificates have been issued);

(ii)	the appointment of such persons notified by the Purchaser to the Vendor under clause 4.2(a) as additional directors, secretaries and public officers of the Company, subject to the receipt of duly signed consents to act of such persons;

(iii)	the resignation of such persons as the Purchaser notifies to the Vendor under clause 4.2(b) resigning as directors, secretaries and public officers of the Company;

(iv)	the registered office of the Company being changed to the new address that the Purchaser notifies to the Vendor in accordance with clause 4.2(c); and

(v)	the signatories of any bank account maintained by the Company being changed to those notified by the Purchaser under clause 4.2(d).

The Vendor and the Company shall do all other acts and execute all other documents that may be required to give effect to the transactions contemplated by this Agreement.

4.4	At Completion the Purchaser must, subject to clause 4.8:

(a)	pay to the Vendor the Purchase Price set out against the Vendor’s name in Part A of Schedule One; and

(b)	do and execute all other acts and documents that this Agreement requires the Purchaser to do or execute at Completion.

4.5	After Completion and until the Sale Shares are registered in the name of the Purchaser, the Vendor must take all action as registered holders of the Sale Shares as the Purchaser may lawfully require from time to time by notice and shall not take any action in respect of the Sale Shares unless required or approved by the Purchaser.

4.6	On and from Completion, the Vendor shall not (unless in the capacity of employees or board members of the Company or if otherwise authorised by the Company with the consent of the Purchaser), and will procure that each of its Associated Persons does not:

(a)	represent itself as being connected with or affiliated to or associated with the Company; and

(b)	disclose or use any Confidential Information except where as permitted by clause 9.

4.7	Title to and risk in the Sale Shares and control of the Company transfer to the Purchaser at Completion.

4.8	The Purchaser is not required to complete the purchase of the Sale Shares from the Vendor unless all Warranties are true as at the Completion Date, the Vendor is not in breach of this Agreement, the Company is not in breach of this Agreement, and the Vendor performs their obligations under this clause 4, however the Purchaser may do so and reserve its rights against any party who is in breach of this Agreement or where the Vendor has not performed its obligations under this clause 4 (and the Purchaser’s rights will not merge in Completion). The Purchaser may (at its absolute discretion) grant further time or any indulgence in favour of the Vendor without being obliged to do so in favour of any other party and without affecting its rights against any other party.

5.	PENDING COMPLETION

5.1	In the period between the Effective Date and the Completion Date, except as disclosed in or permitted or contemplated by this Agreement or as consented to by the Purchaser, the Vendor must procure that:

(a)	the business of the Company is conducted in the ordinary course and the Company only deals with its Assets in the ordinary course, including (but not limited to) ensuring the Company:

(i)	protects and maintains each of the Assets; and

(ii)	does not encumber any of the Assets or the business of the Company other than in the ordinary course;

(iii)	does not declare or pay any dividend or make any other distribution of the Assets or of profits of the Company;

(b)	accurate and proper accounts are kept so as to enable the Purchaser, or an auditor appointed by the Purchaser, to be satisfied that the Vendor has complied with all their obligations under this Agreement;

(c)	the Purchaser is kept fully informed of the activities of the Company business;

(d)	no directors are appointed to the Company or any of its subsidiaries, and no directors are removed;

(e)	no actions are taken that may adversely affect the relationships the Company has with its clients, suppliers, employees and contractors; and

(f)	the Company does not cancel or fail to renew any insurance policy in existence as at the Effective Date in the name of or for the benefit of the Company unless a replacement policy (on terms no less favourable to the Company, if available in the market place) has been put into place.

5.2	The Vendor shall ensure that for the period from the Effective Date until Completion the Company does not make any further loans or advances to any person or repay any loan or indebtedness to the Vendor, or its respective Associated Persons unless first agreed to by the Purchaser in writing.

6.	INSURANCE

The Directors must ensure that the Company maintains adequate insurance cover for the full replacement or re-instatement value against all insurable risks associated with the business until Completion.

7.	VENDOR’S WARRANTIES

In consideration of mutual promises contained herein the Vendor warrants to the Purchaser that, both as at the Effective Date (or, where applicable, as at the date specified in the Warranty) and as at the Completion Date, the Vendor’s Warranties are true, complete and accurate. The Vendor’s Warranties is to be construed as a separate warranty and shall not be limited or restricted by reference to or inference from the terms of any other Warranty.

The Vendor represents, acknowledges and agrees that the Purchaser has relied on or will rely on the Vendor’s Warranties as an inducement for it to enter into this Agreement.

8.	PURCHASER’S WARRANTIES

8.1	The Purchaser represents and warrants to the Vendor that each of the following statements is correct and not misleading in any material respect on the Effective Date and will also be correct as at the Completion Date as if made on each of those dates:

(a)	it has the power to enter into and perform this Agreement on, in and subject to its terms and has obtained all necessary consents and authorisations to enable it to do so;

(b)	the entry into and performance of this Agreement on, in and subject to its terms by it does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking by which it is bound;

(c)	this Agreement constitutes valid and binding obligations on, in and subject to its terms enforceable upon it in accordance with its terms by appropriate legal remedy;

(d)	this Agreement and Completion do not conflict with or result in a breach of or default under any applicable law, any provision of its constitution or any material term or provision of its constitution or any material term or provision of any agreement or deed or writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound;

(e)	no voluntary arrangement has been proposed or reached with any creditors of the Purchaser;

9.	CONFIDENTIALITY

9.1	No party nor any of their officers, employees or agents will, subject to the terms of this Agreement disclose any information advice or matter of any kind relating to this Agreement or actions taken pursuant to this Agreement or particulars of this Agreement to any person or entity not a party to this Agreement and will treat all information relating to this Agreement or its subject matter as strictly confidential.

9.2	A party shall not make any announcement or disclosure in relation to or connection with the transactions contemplated in this Agreement without the prior written consent of the other party, except to the extent required by law or as necessary to obtain any consent or approval required in connection with implementation of this Agreement.

10.	THE COMPANY

10.1	The Company will act in a manner consistent with, and which gives best effect to, the obligations of the Vendor and the transactions provided for in this Agreement.

10.2	The Company enters this Agreement to give effect to its undertakings and obligations as set out in this Agreement, but in doing so does not and is not to be taken to be required to provide any financial assistance in respect of the acquisition of its shares by the Purchaser.

11.	NOTICES

11.1	A notice, consent, approval or other communication (each a ‘Notice’) under this Agreement must be signed by or on behalf of the person giving it, addressed to the person to whom it is to be given at the address, email address and/or facsimile number set out in Schedule Three or to any other address notified by a party to any other party, and:

(a)	delivered to that person’s address;

(b)	sent by pre-paid mail to that person’s address;

(c)	transmitted by email to that person’s email address; or

(d)	transmitted by facsimile to that person’s facsimile number.

11.2	A Notice given to a person in accordance with this clause is treated as having been given and received:

(a)	if delivered to a person’s address, on the day of delivery if a Business Day, otherwise on the next Business Day;

(b)	if sent by pre-paid mail, on the third Business Day after posting; or

(c)	if transmitted by email or facsimile to a person’s address and (in the case of a facsimile) a correct and complete transmission report is received or (in the case of an email) no server generate notice of failure or delay in delivery is received), on the day of transmission if a Business Day, otherwise on the next Business Day.

12.	SEVERABILITY

12.1	If a provision of this Agreement is void and that provision is capable of being read down and doing so would prevent this document or that provision being void, voidable or unenforceable, that provision is to be read down to the extent necessary to prevent this document or that provision being void, voidable or unenforceable.

12.2	If, despite the existence or operation of the preceding subclause, a provision of this document is or would still be void, voidable or unenforceable:

(a)	and that result would be prevented if a word or words were omitted from that provision, that word or those words will be deemed to have been omitted; and

(b)	in any other case, the document is to be read as if the whole provision were severed from this document,

and the remainder of this document will continue to have full force and effect.

13.	GENERAL

13.1	This Agreement may only be amended or supplemented in writing, signed by the parties.

13.2	The Vendor waives in favour of the Purchaser any and all rights of pre-emption which they have or may have in respect of the transfer of the Sale Shares to the Purchaser. Without limiting the foregoing, the Vendor unconditionally and irrevocably waives any and all pre-emptive rights under the Company’s Constitution (as amended) and any other document which binds the Company’s shareholders with respect to the sale and transfer of, or purchase by the Purchaser of the Sale Shares, and releases each and every other shareholder and director of the Company from any or all obligations which they may have with respect to such pre-emptive rights insofar as they apply to the Vendor.

13.3	The non-exercise of or delay in exercising any power or right of a party does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other power or right. A power or right may only be waived in writing, signed by the party to be bound by the waiver.

13.4	The only enforceable obligations and liabilities of the parties in relation to the transaction contemplated by this Agreement are those that arise out of the provisions contained in this Agreement. All representations, communications, invitations, offers, acceptances, and prior agreements in relation to the transaction contemplated by this Agreement are terminated by, merged in and superseded by this Agreement.

13.5	A party may not assign or transfer any of its rights or obligations under this Agreement without the prior consent in writing of the other parties.

13.6	No provision of this Agreement merges on or by virtue of Completion.

13.7	Each party must do, sign, execute and deliver and must ensure that each of its employees and agents does, signs, executes and delivers, all deeds, documents, instruments and acts reasonably required of it or them by notice from another party to effectively carry out and give full effect to this Agreement and the rights and obligations of the parties under it, both before and after completion.

13.8	This Agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument. A counterpart may be a copy of this Agreement transmitted by facsimile or email, notwithstanding that the original may be retained by the sender. A document will be a valid counterpart notwithstanding that details concerning one or more parties which executed that document may be completed in a Schedule in that document but not in others, and the Purchaser or its officers and solicitors are authorised to insert or complete in a counterpart details which appear in another counterpart.

13.9	Each attorney who executes this Agreement on behalf of a party declares that the attorney has no notice of the revocation or suspension by the grantor or in any manner of the power of attorney under the authority of which the attorney executes this Agreement and has no notice of the death of the grantor.

14.	COSTS, STAMP DUTY & GST

14.1	Except to the extent specified in clause 14.2 and 14.3, each party must bear and is responsible for its own costs in connection with the preparation, execution, Completion and carrying into effect of this Agreement.

14.2	The Purchaser agrees to pay any stamp duty that may be payable in respect of this Agreement, and any transaction contemplated or to be performed under this Agreement.

14.3	The parties are contracting on the basis that the transaction or transactions the subject of this Agreement (being the sale, purchase and issue of shares) is not subject to any goods and services tax (“GST”). If the parties are incorrect in this belief and GST is payable on any supply made under or in connection with this Agreement, the party making the supply (“Supplier”) will be required to render a tax invoice (as defined in A New Tax System (Goods and Services Tax) Act 1999 (“GST Act”)), and the recipient of that supply must pay to the Supplier, in addition to the consideration for that supply, an additional amount equal to the GST payable on that supply within fourteen (14) Business Days after the receipt of the tax invoice.

15.	LAW AND JURISDICTION

This Agreement is governed by the laws of the State of Victoria, Australia, from time to time, and the parties submit to the non-exclusive jurisdiction of the courts of Victoria, Australia and courts with jurisdiction to hear appeals from those courts. Each party waives any right to object to the jurisdiction of the courts of Victoria, Australia and courts with jurisdiction to hear appeals from those courts on the basis of domicile or inconvenience of venue.

The parties have executed this deed the day and year first written above.

EXECUTED by NOVA MINERALS LTD in a	)
manner authorised by the Corporations Act	)
with the authority of the directors:	)

Signature of Director	Signature of Director/Secretary

Avi Kimelman	Avi Geller
Name of Director in full	Name of Director/Secretary in full

SNOW LAKE RESOURCES LTD

By:
Authorised Signatory

	Name:	Nochum Labkowski

	Title:	Director

EXECUTED by MANITOBA MINERALS PTY	)
LTD in a manner authorised by the	)
Corporations Act with the authority of the	)
director(s):

Signature of Director	Signature of Director/Secretary

Michael Melamed	Louie Simens
Name of Director in full	Name of Director/Secretary in full
[ ] Tick here if sole Director and sole Secretary	[Delete if not applicable]

SCHEDULE ONE

PART A: VENDOR AND SHARES

Vendor, Sale Shares and percentage allocation of Purchase Price

Vendor’s Name	Sale Shares (Manitoba Minerals Pty Ltd shares held by the Vendor)	Percentage of Purchase Price

Nova Minerals Ltd [ACN 006 690 348]	100,000,000 fully paid ordinary shares	100%

PART B: THE DIRECTORS

Director’s name	Address
Michael Melamed	7 Ripley Grove, Caulfield North, Vic 3161

SCHEDULE TWO

VENDOR’S WARRANTIES

[Refer to clause 7]

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Schedule of Warranties a warranty or other matter is not to be read being subject to any implicit knowledge of the Purchaser or knowledge that could be obtained by enquiry by the Purchaser (including by making searches of publicly available records or registers).

2.	THE VENDOR’S POWER AND AUTHORITY

The Vendor warrants (in relation to itself only) that:

2.1	It has the power to enter into and perform this Agreement on, in and subject to its terms and has obtained all necessary consents and authorisations to enable it to do so;

2.2	The entry into and performance of this Agreement on, in and subject to its terms by it does not constitute a breach of any obligation (including any statutory, contractual or fiduciary obligation), or default under any agreement or undertaking by which it is bound;

2.3	This Agreement constitutes valid and binding obligations on, in and subject to its terms enforceable upon it in accordance with its terms by appropriate legal remedy;

2.4	This Agreement and Completion do not conflict with or result in a breach of or default under any applicable law, any provision of its constitution or any material term or provision of its constitution or any material term or provision of any agreement or deed or writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound;

2.5	No voluntary arrangement has been proposed or reached with any of its creditors.

3.	OWNERSHIP OF ISSUED SHARES

Immediately before Completion:

(a)	the issued shares of the Company are (or will at Completion be) held as set out in Schedule One, and the shares set out in Schedule One are (or will at Completion be) the only issued shares of the Company;

(b)	the Vendor warrants that it holds the Sale Shares as set out beside its name in Part A of Schedule One;

(c)	other than as set out in this Agreement, neither the Company nor the Vendor has sold (whether conditionally, contingently or otherwise), granted any option, convertible note, warrant or other security convertible into shares or other right or Encumbrance over the issued or unissued capital of the Company;

(d)	there are no rights of pre-emption or of first refusal in favour of the Vendor (whether in the constitution or otherwise) in relation to the issue of new shares or warrants in the Company that are not waived by the Vendor in this Agreement.

4.	THE COMPANY AND SUBSIDIARIES

4.1	The Company is duly incorporated and validly exists under the law of its place of incorporation.

4.2	The Company has full corporate power and authority to own the Assets.

4.3	The Company has no subsidiaries and does not hold shares or any investment in any other entity or company.

5.	STATUS

5.1	No petitions have been issued against the Company to wind up the Company and no action has been taken to place the Company in liquidation, provisional liquidation, administration or receivership, and there are no writs of execution or judgments issued and unsatisfied or partly unsatisfied against any of the assets of the Company.

5.2	No administrator, controller, receiver, receiver and manager, provisional liquidator, liquidator or other officer of the court has been appointed or threatened to be appointed.

5.3	No action has been taken or is threatened to be taken to seize or take possession of any of the Company’s assets.

5.4	No steps have been taken or are contemplated for the Company to enter into an arrangement, compromise or composition with or assignment for the benefit of its creditors.

6.	INFORMATION ACCURATE

The information in this Agreement (including, but not limited to, the recitals and the schedules) regarding the Sale Shares and the affairs of the Company:

(a)	is true and accurate in all material respects;

(b)	is not materially misleading (whether by inclusion or omission); and

(c)	constitutes all information reasonably known to the Company and the Directors relating to the Company and its business that is material to an investor in the Company.

SCHEDULE THREE

ADDRESSES FOR NOTICES

[Refer to clause 11]

Party	Address	Email	Facsimile
Nova Minerals Ltd [ACN	Level 17, 700 Collins Street,	amwing@northernstargrou p.com.au	03 9614 0550
006 690 348]	Melbourne, Victoria, 3000,
	Australia	Attention: Mr Adrien Wing
Snow Lake Resources Ltd	Suite 2200-201 Partage Ave,	michael@carraway.co	+1 705-569-4621
	Winnipeg, R3B, 3L3, Canada	Attention: Michael Melamed
[BN# 864825021]

Manitoba Minerals Pty	C/- Nova Minerals Limited,	michael@carraway.co	+ 613 9614 0550
Ltd [ACN 612 337 881]	Level 17 500 Collins Street,	Attention: Michael Melamed
	Melbourne VIC 3000	With a copy to:
amwing@northernstargrou p.com.au
Attention: Mr Adrien Wing

ANNEXURE A

SHARE TRANSFER FORM

STANDARD TRANSFER FORM Affix Stamp Duty Here	Marking Stamp
FULL NAME OF COMPANY OR CORPORATION	MANITOBA MINERALS PTY LTD [ACN 612 337 881]
JURISDICTION OF INCORPORATION OF COMPANY	VICTORIA
DESCRIPTION OF SECURITIES	ORDINARY SHARES, FULLY PAID	Register
QUANTITY	100,000,000
FULL NAME OF TRANSFEROR (SELLER)	NOVA MINERALS LTD [ACN 006 690 348]	Broker’s Transfer Identification Number
SECURITYHOLDER REFERENCE NUMBER
CONSIDERATION	$1,800,000 (satisfied through the issue of 48,000,000 ordinary fully paid shares in the Transferee)	Date of Purchase: # February 2019
FULL NAME OF TRANSFEREE (BUYER)	SNOW LAKE RESOURCES LTD [BN# 864825021]
FULL POSTAL ADDRESS OF TRANSFEREE	Suite 2200-201 Portage Ave Winnipeg R3B 3L3 Canada
REMOVAL REQUEST	Please enter these securities on the	Register
I/We, the registered holder/s and undersigned seller/s for the above consideration do hereby transfer to the above name/s hereinafter called the Buyer/s the securities as specified above standing in my/our name/s in the books of the above-named Company, subject to the several conditions on which I/we held the same at the time of signing hereof and I/we the Buyer/s do hereby agree to accept the said securities subject to the same conditions. I/we have not received any notice of revocation of the Power of Attorney by death of the grantor or otherwise, under which the transfer is signed.
TRANSFEROR (SELLER) SIGN HERE Date signed:	EXECUTED BY NOVA MINERALS LTD in a manner authorised by the Corporations Act with the authority of the directors:	for company use

	/s/ Avi Kimelman	/s/ Avi Geller
	Signature of Director	Signature of Secretary
	AVI KIMELMAN	AVI GELLER

	Name of Director in full	Name of Director/Secretary
[execution by 2 directors or 1 director and 1 secretary – delete as if not applicable]
TRANSFEREE (BUYER) SIGN HERE Date signed:	EXECUTED BY SNOW LAKE RESOURCES LTD [BN# 864825021]

	By:	/s/ Nochum Labkowski
	Name:	Nochum Labkowski
	Title:	Director Authorised Signatory